EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB  of San Rafael Bancorp  for the quarter ended September 30, 2003, I, Kit M. Cole, President and Chief Executive Officer of San Rafael Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002  that:

(1)                                  such Quarterly Report on Form 10-QSB of San Rafael Bancorp for the quarter ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in such Quarterly Report on Form 10-QSB  of San Rafael Bancorp for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of San Rafael Bancorp.

Dated:  November 12, 2003

BY: /s/ Kit M. Cole

KIT M. COLE

President and Chief Executive Officer